Explosive Growth In New Media

Prompts Salem Communications Corporation

To Change Name To Salem Media Group

CAMARILLO, Calif., February 23, 2015 /PRNewswire/ -- Salem Communications Corporation (Nasdaq: SALM) announced today that it has changed its name to Salem Media Group, Inc. to reflect the dynamic growth of Salem’s multi-media business.

From its start as a single radio station, Salem has grown into an industry leader across multiple media platforms, including radio, digital, print and mobile. Salem is still a powerhouse in radio; Salem owns 106 radio stations across the country, and produces several of the largest nationally-syndicated radio shows on-air today. In addition, Salem owns several of the most influential brands in the Christian and conservative media space, including Crosswalk.com, GodVine.com, Christianity.com, BibleStudyTools.com, TownHall.com, HotAir.com, RedState.com, Human Events.com, the Conservative Book Club, and Regnery Publishing.

“Salem’s mission has always been to serve our two core audiences – Christian and conservative – with engaging and meaningful content” explained Edward Atsinger, Salem’s Chief Executive Officer. “That mission brought us into radio, and it has guided our growth ever since. As more and more of our audience seeks new ways to get information and inspiration, we have added new media platforms to our traditional radio offerings. Now nearly one-third of our total revenue comes from non-broadcast sources. This rebranding of Salem acknowledges our evolution and confirms our commitment to serve our market.”

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About Salem Media Group
Salem Media Group, Inc. is America’s leading Christian and conservative multi-media corporation, with media properties comprising radio, digital media and book, magazine and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming. Salem owns and operates 106 local radio stations, with 63 stations in the top 25 media markets. Salem Radio Network ("SRN") is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music. SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, and Dennis Prager.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary. Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include Townhall.com®, HotAir.com, Twitchy.com, Human Events.com and Red State.com.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books. Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Michelle Malkin and Mark Steyn. Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming®, YouthWorker Journal™, The Singing News, Preaching and Townhall Magazine™.

Salem Media Group also owns Eagle Financial Publications and Eagle Wellness. Eagle Financial Publications provide market analysis and specific investment advice for individual investors from seasoned financial experts Mark Skousen, Nicholas Vardy, Chris Versace and Doug Fabian. Eagle Wellness provides practical health advice and is a trusted source for nutritional supplements from one of the country’s leading complementary health physicians.